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                            Woodhaven National Bank

                   Proxy for Special Meeting of Stockholders

     The undersigned hereby appoints _______________,_______________, and
_______, or any of them, as proxies to vote all shares of Common Stock the undersigned is entitled to vote at the Special Meeting of Stockholders of Woodhaven National Bank ("WNB") to be held at the offices of WNB 6750 Bridge Street, Fort Worth, TX 76112 on ____________, 1997, or at any adjournment or postponement thereof, as follows, hereby revoking any proxy previously given:

     1. To approve the Agreement and Plan of Reorganization dated April 22, 1997 (the "Reorganization Agreement") between WNB and Norwest Corporation ("Norwest") pursuant to which a wholly-owned subsidiary of Norwest will merge with WNB and WNB will become a wholly-owned subsidiary of Norwest (the "Consolidation"), all upon the terms and subject to the conditions set forth in the Reorganization Agreement copy of which is included as Appendix A in the accompanying Proxy Statement-Prospectus; and to authorize such further action by the board of directors and officers of WNB as may be necessary or appropriate to carry out the intent and purposes of the Consolidation.

                FOR  [_]       AGAINST  [_]       ABSTAIN  [_]

     2. In the discretion of the persons appointed proxies hereby on such other matters as may properly come before the Special Meeting.

     Shares represented by this proxy will be voted as directed by the stockholder. The Board of Directors recommends a vote "FOR" proposal 1. If no direction is supplied, the proxy will be voted "FOR" proposal 1.

                                Dated:                                 , 199 .
                                      ---------------------------------     -

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                                (Please sign exactly as name appears at left.)


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                                (If stock is owned by more than one person, all
                                owners should sign. Persons signing as
                                executors, administrators, trustees, or in similar capacities should so indicate.)


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                           OF WOODHAVEN NATIONAL BANK